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Exhibit 32.1

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                          PURSUANT TO 18 U.S.C. SS.1350

      Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Trinsic, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Horace J. Davis III
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Horace J. Davis III
April 15 2005

A signed original of this written statement has been provided to Trinsic, Inc. and will be retained by the Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.